                                                                  EXHIBIT 10.3.5

                                    GUARANTY
                            (FM Precision Golf Corp.)

         THIS GUARANTY ("Guaranty"), made by FM PRECISION GOLF CORP., a Delaware corporation ("Guarantor"), to, and for the benefit of, STAR BANK, NATIONAL ASSOCIATION, a national banking association ("Lender"), is as follows:

1. GUARANTY. For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted by Lender to either or both of FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp. (each a "Borrower" and, collectively, "Borrowers"), Guarantor unconditionally guarantees to Lender, the full and prompt payment when due of the principal of, all interest on, and all fees in respect of, all Loans (as defined in the Financing Agreement defined below) and the full and prompt payment and performance of any and all other Obligations (as defined in the Financing Agreement) which are outstanding from time to time under the Loan Documents (as defined in the Financing Agreement) (all of the foregoing described indebtedness, liabilities and obligations which are outstanding from time to time being hereinafter collectively referred to as the "GUARANTEED OBLIGATIONS"), whether all or any portion of the Guaranteed Obligations are now or hereafter existing, direct or indirect, related or unrelated, joint or several, or absolute or contingent, should all or any portion of the Guaranteed Obligations not be paid when due under the terms of the Loan Documents, including, without limitation, on the occurrence of an Event of Default (as defined in the Financing Agreement), by reason of the maturity or acceleration of any of the Loans, on the occurrence of a default under the terms of this Guaranty or otherwise, and at any times after the date when due. The "Financing Agreement" means the Financing Agreement of even date herewith between Lender and Borrowers.

2.       NATURE OF THE GUARANTY.

         2.1 ABSOLUTE OBLIGATIONS. The obligations of Guarantor under this Guaranty are absolute, unconditional, and will be continuing and remain in full force and effect subject to SECTION 2.2 below. This is a continuing guaranty of payment and not of collection. Guarantor's obligations under this Guaranty will not be released, discharged, affected, modified or impaired by any event, including, without limitation, any of the following events:

                  (i) the compromise, settlement, release, discharge or termination of any or all of the obligations of either or both of Borrowers to Lender by operation of law or otherwise, except as may result from the full and prompt performance and payment of the Guaranteed Obligations;

                  (ii) the extension of the time for payment of any obligation under the Financing Agreement or any of the other Loan Documents, or the waiver, modification or amendment (whether material or otherwise) of any obligation under the Financing Agreement or any of the other Loan Documents or the acceptance of partial payments of the Guaranteed Obligations;

                  (iii) the taking or failure to take any action under the Financing Agreement, any of the other Loan Documents or this Guaranty;

                  (iv) the invalidity or unenforceability of any provision of the Financing Agreement, any of the other Loan Documents, or this Guaranty;

                  (v) any (a) failure by Lender to take any steps to perfect, maintain, or enforce its Liens (as defined in the Financing Agreement) on the Loan Collateral (as defined in the Financing Agreement) or (b) loss, release, substitution of, or other dealings with, any collateral or other security given to Lender with respect to the Guaranteed Obligations;

                  (vi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment, composition with creditors or readjustment of, or other similar proceedings affecting either or both of Borrowers, any Subsidiary (as defined in the Financing Agreement) of either Borrower, or any other guarantor of the Obligations;

                  (vii) any allegation of invalidity or contest of the validity of this Guaranty in any of the proceedings described in clause (vi) of this
SECTION 2.1;

                  (viii) any act, election or remedy, or other election, occurrence or circumstance of any nature, whether or not under Lender's control, that may affect or impair any subrogation right of Guarantor or the effectiveness or value thereof;

                  (ix) the default or failure of Guarantor to perform fully any of its obligations set forth in this Guaranty;

                  (x) Lender's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.) (the "BANKRUPTCY CODE"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                  (xi) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                  (xii) the disallowance of all or any portion of Lender's claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code; or

                  (xiii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         2.2 REVIVAL OF GUARANTY. If (i) any demand is made at any time on Lender for the repayment of any amount received by it or as proceeds of any collateral or security which have been applied in payment of any of the Guaranteed Obligations, and (ii) Lender makes any repayment by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of such demand, Guarantor will be liable under this Guaranty for all amounts so repaid to the same extent as if such amounts had never been received originally by Lender. Except as provided in the preceding sentence, Guarantor's obligations under this Guaranty will terminate when the Guaranteed Obligations have been fully paid, performed and satisfied.

         2.3 WAIVERS BY GUARANTOR. Guarantor hereby covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in this Guaranty. Guarantor waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of, and reliance on, this Guaranty. Guarantor further waives all (i) notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to either or both of Borrowers or otherwise, (ii) notices that the principal amount, or any portion thereof (and any interest thereon), of the Loans or any of the other Guaranteed Obligations is due, (iii) notices of any and all proceedings to collect from either or both of Borrowers, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (iv), to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of Guaranteed Obligations.

         2.4 APPLICATION OF PROCEEDS BY LENDER. Lender will have the exclusive right to determine, in its discretion, the order and method of application of payments from and credits to, if any, Guarantor, Borrowers or any other Person (as defined in the Financing Agreement) on account of the Guaranteed Obligations or of any other liability of Guarantor to Lender.

         2.5 RESPONSIBILITY OF GUARANTOR. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, and any and all indorsers and other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing on the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal. Lender will have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances.

         2.6 SECURITY. This Guaranty and the Guaranteed Obligations are secured by (i) a Security Agreement of even date herewith between Lender and Guarantor and (ii) a Stock Pledge Agreement of even date herewith between Lender and Guarantor (collectively, the "Security Documents").

3. REPRESENTATIONS AND WARRANTIES. To induce Lender to extend the Guaranteed Obligations, and for other good and valuable consideration, Guarantor hereby represents and warrants to Lender that: (i) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms,
(ii) the execution, delivery, and performance of this Guaranty does not and will not, by the lapse of time, by the giving of notice, or the satisfaction of any other condition: (a) violate or constitute a default under, any rule or provision of Guarantor's Certificate of Incorporation, By-Laws, any resolution of its Board of Directors or any committee thereof or any agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its properties is or may be bound, (b) violate or constitute a default under any law, requirement, rule, regulation, ordinance or restriction of any governmental authority applicable to Guarantor or by which its properties are bound or affected, (c) result in the creation or imposition of any Lien (as defined in the Financing Agreement) on any of the properties of Guarantor; and
(d) does not require any consent or approval of any Person; and (iii) there is no action or proceeding pending before any court or Governmental Authority (as defined in the Financing Agreement) which materially, adversely affects the condition (financial or otherwise) of Guarantor or any of its properties.

4. COVENANTS. From the date of the execution of this Guaranty until all Guaranteed Obligations have been fully paid, performed and satisfied:

         4.1 FINANCIAL STATEMENTS. Commencing June 1, 1997 and each subsequent June 1 so long as this Guaranty remains in effect, Guarantor will furnish Lender with Guarantor's financial statements and tax returns (including, without limitation, applicable schedules) for the then most recently ended fiscal year of Guarantor, certified by Guarantor to be accurate and complete and acknowledged. Such financial statements will be in detail reasonably satisfactory to Lender and will be prepared on a basis consistent with GAAP (as defined in the Financing Agreement) (except the omission of footnotes and as otherwise disclosed to Lender to the extent such exceptions are acceptable to Lender);

         4.2 NO DISPOSITION OF ASSETS; NO TRANSFER OF BORROWER STOCK. Guarantor will not encumber, transfer or otherwise dispose of all or substantially all of its properties. Guarantor will not (i) sell, assign, pledge, hypothecate or otherwise encumber or transfer, or dispose of, any rights or interests in any voting securities issued by either Borrower ("BORROWER STOCK") which are owned legally or beneficially by it or (ii) allow any lien, interest, or adverse claim to attach to any of its Borrower Stock.

         4.3 PAYMENTS. Guarantor will pay all of the costs, expenses and fees, including, without limitation, all reasonable attorneys' fees, incurred by Lender in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor, whether the same is enforced by suit or otherwise, and all amounts recoverable by law, including, without limitation, interest on any unpaid amounts due under this Guaranty.

         4.4 SECURITY DOCUMENTS. Guarantor will duly and punctually pay, perform and observe the obligations of Guarantor under the Security Documents.

5.       DEFAULT; SUBROGATION AND CONTRIBUTION RIGHTS; SUBORDINATION.

         5.1 PAYMENT OF GUARANTEED OBLIGATIONS. At any time after all or any portion of the Guaranteed Obligations are due and payable, whether on maturity, after the acceleration of the Obligations (as defined in the Financing Agreement) on the occurrence of an Event of Default (as defined in the Financing Agreement), or otherwise, or at any time after the occurrence of any default under this Guaranty: (i) Lender will have the right: (a) to proceed directly against Guarantor under this Guaranty without first exhausting any other remedy it may have and without resorting to any security or guaranty held by it, and
(b) to compromise, settle, release, discharge or terminate any of the obligations of any other guarantor(s) of the Guaranteed Obligations as Lender, in its discretion, determines without thereby in any way affecting, limiting or diminishing its rights thereafter to enforce the obligations of Guarantor under this Guaranty; (ii) Guarantor will, on the demand of Lender, immediately deposit with Lender in U.S. dollars the total amount of the Guaranteed Obligations; (iii) Lender will have the right to sell, collect, or otherwise dispose of and to apply the proceeds of any collateral or other security given to Lender with respect to the Guaranteed Obligations in satisfaction of the Guaranteed Obligations; and (iv) Lender will have the right to exercise all of Lender's other powers, rights and remedies under this Guaranty, the Loan Documents and under applicable law. Lender will have no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations.

         5.2 SUBROGATION; CONTRIBUTION. Each of Guarantor and Borrowers is guaranteeing the full and prompt payment and performance of the Guaranteed Obligations under a separate guaranty. It is the intent of Guarantor and Borrowers (each of Guarantor and Borrowers being sometimes called an "Obligor") that this Guaranty and the guaranty of each other Obligor (this Guaranty and the guaranty of each other Obligor being called, collectively, the "Guaranties") not be subject to challenge on any basis. Accordingly, as of the date of this Guaranty, the probable liability of Guarantor under this Guaranty, together with all of its other liabilities to all Persons as of the date of this Guaranty and as of any other date on which a transfer is deemed to occur by virtue of this Guaranty or any of the Security Documents, calculated in amount sufficient to pay its probable net liabilities on its existing debts as the same become absolute and matured ("GUARANTOR'S DATED LIABILITIES") is, and is to be, less than the amount of the aggregate of the present fair salable value of its property, and, if different, at a fair valuation thereof, as of such corresponding date ("GUARANTOR'S DATED ASSETS"). To this end, Guarantor (i) grants to and recognizes in each Obligor ratably rights of subrogation and contribution in the amount, if any, by which Guarantor's Dated Assets, but for the aggregate of subrogation and contribution rights in its favor recognized in all the Guaranties, would exceed Guarantor's Dated Liabilities or, as the case may be, (ii) acknowledges receipt of and recognizes in Guarantor rights of subrogation and contribution ratably from each Obligor in the amount, if any, by which Guarantor's Dated Liabilities, but for the aggregate of subrogation and contribution rights in its favor granted and recognized in all the Guaranties, would exceed Guarantor's Dated Assets. In recognizing the value of Guarantor's Dated Assets and Guarantor's Dated Liabilities, it is understood that each Obligor will recognize, to at least the same extent of its aggregate recognition of liabilities under its respective Guaranty, its rights to subrogation and contribution under the Guaranties. It is expressly recognized and agreed to by Guarantor that Guarantor's rights of contribution and subrogation against Borrower is expressly junior and subordinate to the prior payment and performance in full of the Obligations. It is a material objective of this
SECTION 5.2 that each Obligor recognize rights of subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of any of the Guaranties or any of the Loan Documents.

         5.3 SUBORDINATION. Until the Guaranteed Obligations have been fully paid, performed and satisfied, (i) if an Event of Default has occurred and is continuing, any and all claims of Guarantor against either Borrower, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties are, by signing this Guaranty, made subordinate and subject in right of payment to the prior payment to Lender in full of all Obligations (as defined in the Financing Agreement); and (ii) Guarantor may not exercise any right to enforce any remedy which Guarantor now has or may in the future have against either Borrower, any indorser or any other guarantor of all or any part of the Guaranteed Obligations.

6.       GENERAL.

         6.1 CUMULATIVE REMEDIES. No waiver by Lender of any default under this Guaranty will operate as a waiver of any other default or of the same default on a future occasion. No failure or delay on the part of Lender in the exercise of any power, remedy or right will operate as a waiver thereof nor will any single or partial exercise of any power, remedy or right or the exercise of any other power, remedy or right operate as a waiver thereof. Lender may assert any of its powers, rights or remedies successively, concurrently, independently or cumulatively. The powers, remedies, and rights of Lender provided for in this Guaranty are not intended to be Lender's sole powers, remedies, or rights.

         6.2 NO IMPLIED WAIVER BY LENDER; AMENDMENTS. A waiver, amendment, release or modification of this Guaranty will not be established by conduct, custom or course of dealing and will occur solely by an instrument in writing duly executed by Lender.

         6.3 ENTIRE AGREEMENT. This Guaranty, together with the Security Documents, constitutes the entire agreement between the parties with respect to the subject matter of this Guaranty, and supersedes all prior written and oral agreements and understandings.

         6.4 COUNTERPARTS; CONSTRUCTION. This Guaranty may be executed in several counterparts, each of which will be regarded as an original instrument. The captions in this Guaranty are for reference purposes only and will not relate to the interpretation of any provision of this Guaranty. Any and all references in this Guaranty to any other document or documents will be references to this other document or documents as they may, from time to time, be modified, amended, renewed, consolidated, extended or replaced.

         6.5 SEPARATE INSTRUMENT. This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of Guarantor under this Guaranty will, under any circumstance or in any legal proceeding, be deemed to have merged into any other agreement or obligation of Guarantor.

         6.6 SEVERABILITY. If any term of this Guaranty is found invalid under Ohio law (or laws of mandatory application) by a court with jurisdiction, this invalid term will be considered excluded from this Guaranty and will not invalidate the remaining terms of this Guaranty.

         6.7 OHIO LAW. This Guaranty will be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

         6.8 CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO ACCEPT THIS GUARANTY AND TO EXTEND CREDIT TO BORROWERS, GUARANTOR AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY, ITS VALIDITY OR PERFORMANCE, AT THE

SOLE OPTION OF LENDER, ITS SUCCESSORS AND ASSIGNS, AND WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE GUARANTEED OBLIGATIONS, WILL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR HEIRS, SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. LENDER AND GUARANTOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER THEIR PERSON BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ON THEM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AND LENDER AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. GUARANTOR AND LENDER EACH WAIVES TRIAL BY JURY, AND GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS GUARANTY.

         6.9 SUCCESSORS AND ASSIGNS. This Guaranty will inure to the benefit of Lender, its successors and assigns and be binding on the heirs, executors, legal representatives, successors and assigns of Guarantor.

         6.10 NOTICES. Any notice or notification required, permitted or contemplated under this Guaranty must be in writing, addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice under this Guaranty, and will be deemed to have been validly served, given or delivered on the earliest of receipt or (i) three Business Days following deposit in the United States mails, via registered U.S. mail, with proper postage prepaid, or (ii) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (iii) on receipt of notice given by telecopy, mailgram, telegram, telex, or personal delivery:

To Guarantor:              FM Precision Golf Corp.
                           535 Migeon Avenue
                           Torrington, Connecticut 06790
                           Attn:  William Faragher
                           Telecopier No. (203) 489-5454

To Lender:                 Star Bank, National Association
                           425 Walnut Street
                           Cincinnati, Ohio 45202
                           Attn:  Steven C. Kieffner
                           Telecopier No. (513) 632-2040

         6.11 SEPARATE ACTION. Each default in payment of any amount due under this Guaranty will, at Lender's sole option, give rise to a separate cause of action under this Guaranty, and separate suits, at Lender's sole option, may be brought under this Guaranty as each cause of action arises.

         Guarantor has signed this Guaranty as of May 31, 1996.

                                    FM PRECISION GOLF CORP.

                                    By:      /s/ David E. Johnston
                                       ------------------------------
                                    Name:    David E. Johnston
                                         ----------------------------
                                    Its:     Vice-President
                                        -----------------------------

Accepted in Cincinnati, Ohio
as of May 31, 1996.

STAR BANK, NATIONAL ASSOCIATION

By:        /s/ David L. Carey
          ----------------------------------------
          David L. Carey    ,        Vice President
          ------------------ ---------------------
          (Name)                     (Title)